Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No’s. 333-63637, 333-72134, 333-72296, 333-130773 and 333-130774 on Form S-8 of Synergetics USA, Inc. (the “Company”) of our reports dated October 14, 2008, on the consolidated financial statements of the Company for the years ended July 31, 2008 and 2007, and internal control over financial reporting as of July 31, 2008, which appear in the Company’s Annual Report on Form 10-K for the year ended July 31, 2008.

/s/UHY LLP

St. Louis, Missouri
October 14, 2008

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement Nos. 333-63637, 333-72134, 333-72296, 333-130773 and 333-130774 on Form S-8 of Synergetics USA, Inc. (“the Company”) of our report, dated October 16, 2006, relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended July 31, 2008.

/s/ McGladrey & Pullen, LLP

St. Louis, Missouri
October 14, 2008

McGladrey & Pullen, LLP is a member firm of RSM International-
an affiliation of separate and independent legal entities.